Exhibit 10.1

FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (the “Amendment”) dated this 9th day of December, 2013 (the “Effective Date”), is made by and between INTERCONTINENTAL FUND III 830 WINTER STREET, LLC, a Massachusetts limited liability company (the “Landlord”), and IMMUNOGEN, INC., a Massachusetts corporation (the “Tenant”).

RECITALS:

A.                                    WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated July 27, 2007 (the “Original Lease”) (collectively, as amended herein by this Amendment, the “Lease”), whereby Tenant leases certain premises from Landlord consisting of approximately 88,930 rentable square feet (the “88,930 Premises”) of space in building located at 830 Winter Street, Waltham, Massachusetts (the “Building”); and

B.                                    WHEREAS, Tenant desires to lease additional space in the Building consisting of approximately 18,655 rentable square feet (which consists of approximately 303 rentable square feet in the basement area of the Building, approximately 851 rentable square feet on the penthouse roof part of the Building, and approximately 17,501 rentable square feet on the first (1st) floor of the Building) (collectively, the “18,655 Premises”) and Landlord is willing to lease the 18,655 Premises to Tenant on the terms and conditions set forth herein.

AGREEMENT:

NOW THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.                                      Capitalized Terms.  Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Lease. In the event of any conflict between terms of the Lease and terms of this Amendment, the definitions set forth in this Amendment shall control.

2.                                      Incorporation of Recitals.  The recitals set forth above are incorporated herein and made a part of this Amendment as if set forth herein in full.

3.                                      18,655 Premises.

3.1                               As of the 18,655 Premises Delivery Date, the term of the Lease with respect to the 18,655 Premises shall commence and continue thereafter so as to expire on March 31, 2020 (the “18,655 Premises Lease Term”). For purposes herein, the “18,655 Premises Delivery Date” shall be the date upon which Landlord delivers possession of the 18,655 Premises to Tenant in broom clean condition, free of any existing furniture and personal property, with all Base Building systems in working condition, and with the environmental clean-up and remediation of the Premises performed in accordance with the proposal and scope of work from Triumverate Environmental dated October 17, 2013 and from B&V Testing, Inc. dated November 14, 2013 (the “Decommission Terms”) and attached hereto as Exhibit “D” (the “Decommission Work”). Landlord shall provide Tenant, prior to the 18,655 Premises Delivery Date, evidence reasonably satisfactory to Tenant that the Decommission Work has been completed in accordance with the Decommission Terms. For purposes herein, the “Base Building Systems” shall include the plumbing, mechanical and electrical systems serving the 18,655 Premises.

3.2                               As of the 18,655 Premises Delivery Date: (a) the 88,930 Premises and 18,655 Premises shall collectively be referred to as the Premises; and (b) Tenant’s Proportionate Share shall be amended to be 59.07% which is based on approximately 107,585 rentable square feet in the Premises and 182,106 rentable square feet in the Building.

3.3                               The 18,655 Premises Delivery Date is estimated to be January 1, 2014, provided, however, that Landlord shall not be liable for any delays with respect to the 18,655 Premises Delivery Date.

3.4                               Commencing after the 18,655 Premises Delivery Date, Landlord and Tenant shall enter into an 18,655 Premises Commencement Date Certificate in the form attached hereto as Exhibit “A” in order to confirm the 18,655 Premises Delivery.

4.                                      Fixed Rent with respect to 18,655 Premises. Commencing on the 18,655 Premises Delivery Date, Tenant shall pay Fixed Rent with respect to the 18,655 Premises in accordance with the schedule set forth below and otherwise in accordance with the terms and conditions of the Lease:

	Monthly Fixed Rent		Annual Fixed Rent		Fixed Rent per Square Foot of Premises
18,655 Premises Delivery Date — Month 12*	$55,965.00	*	$671,580.00	*	$36.00	*
Month 13 — Month 24	$55,965.00		$671,580.00		$36.00
Month 25 — Month 36	$57,519.58		$690,235.00		$37.00
Month 37 — Month 48	$57,519.58		$690,235.00		$37.00
Month 49 — Month 60	$59,074.17		$708,890.00		$38.00
Month 61 — March 31, 2020	$59,074.17		$708,890.00		$38.00

*Note:  Notwithstanding the schedule set forth above, Tenant shall not be obligated to pay Fixed Rent (or any additional rent) with respect to the 18,655 Premises for the period which is one hundred eighty (180) days following the 18,655 Premises Delivery Date. For purposes of confirmation herein, Tenant shall commence paying Fixed Rent with respect to the 18,655 on the one hundred eighty-first (181st) day following the 18,655 Premises Delivery Date.

5.                                      Confirmation of Operating Expenses and Taxes. For purposes of confirmation herein, Tenant shall pay Tenant’s Proportionate Share of Operating Expenses and Tenant’s Proportionate Share of Taxes with respect to the Premises (which, as of the 18,655 Premises Delivery Date, includes the 88,930 Premises and 18,655 Premises) in accordance with the terms and conditions of the Lease.

6.                                      Utilities.  For purposes of confirmation herein, Tenant pay, or cause to be paid, directly to the proper authorities charged with the collection thereof, all charges for any utilities or services directly metered to Tenant used or consumed in the Premises (which, as of the 18,655 Premises Delivery Date, includes the 88,930 Premises and 18,655 Premises) in accordance with the terms and conditions of the Lease.

7.                                      Tenant’s MEP, PH Room, Rooftop HVAC Units and Vivarium Room Obligations.

7.1                               Tenant hereby acknowledges and confirms that it will convert the 18,655 Premises to office use which may require Tenant to modify and/or remove the current mechanical, engineering or plumbing systems (the “MEP”) currently serving the 18,655 Premises as of the Effective Date. Notwithstanding the foregoing, unless otherwise agreed to by Landlord, Tenant hereby acknowledges and confirms that throughout the term of the Lease it shall not remove the pathway or sizing of the process piping, process supply lines, process waste lines, process plumbing, exhaust lines or other ductwork and the pathway and sizing of such shall remain at all times through expiration or earlier termination of the Lease, it being understood, however, that Tenant intends to replace the ductwork following the same size and pathway as is currently configured as of the Effective Date.

7.2                               Upon expiration or earlier termination of the Lease, Tenant shall be required to leave the existing PH room within the Premises in place, provided however, that the PH room shall be decommissioned, removed from operation and otherwise cleaned so as to permit Tenant to issue the report to Landlord as is required under Section 28.2 of the Lease.

7.3                               Tenant shall remove, at its sole cost (subject to reimbursement from the Additional Construction Allowance), the Rooftop HVAC Unit 4(b) and replace it with a New Office Variable Air Volume (VAC Unit).  Tenant shall further disable the HVAC Unit 4(a), Exhaust Fans EF1A, EF1B and HVAC RTU 4A (including integral boiler plant) and, notwithstanding anything contained in the Lease to the contrary, shall have no obligations to maintain or repair Unit 4(a) or such exhaust fans during all times that they are disabled. Tenant shall be responsible for the maintenance and repair of the VAV Unit during the term of the Lease.  Tenant shall have no obligation to remove the VAV Unit at the expiration of the term or to restore any existing rooftop equipment to achieve laboratory functionality. In connection with the replacement of the Rooftop HVAC Unit 4(b) with the VAC Unit, Tenant, at its sole cost and expense, shall be responsible for reconfiguring the associated electric meter(s), if necessary, so that the electric meter is consistent with Building standard materials as reasonably determined by Landlord.

7.4                               Notwithstanding the terms and conditions of the Lease to the contrary, Tenant shall not be required to reconstruct or restore the “vivarium” existing in the 18,655 Premises as of the Effective Date.

7.5                               Landlord and Tenant acknowledge that the generator serving the 18,655 Premises shall not be included in the 18,655 Premises, and that Tenant shall not use nor operate said generator, shall have no obligation to maintain or repair said generator, and shall have no obligation to remove the same upon expiration of the Lease.

7.6                               For purposes of confirmation herein, Tenant shall comply with all other removal obligations under the Lease, including but not limited to those set forth in Section 28 of the Original Lease.

8.                                      Additional Construction Allowance.  For purposes of confirmation herein, Exhibit “C”, the Additional Construction Allowance shall be incorporated herein and made a part of this Amendment.

9.                                      Letter of Credit.  Pursuant to Section 7.2 of the Lease, Tenant has delivered to Landlord a Letter of Credit in the amount of $2,230,660.85 in accordance with all terms and conditions of Section 7.2 of the Lease.  For purposes of confirmation herein, the Letter of Credit shall be reduced as follows upon written request from Tenant, provided, however, that upon the time of such reduction, Tenant is not in default (beyond any applicable grace period) of its obligation to pay any installment of Fixed Rent, Additional Rent or any other sum payable by Tenant hereunder:

(a)         Decreased to $1,911,995.02 on May 1, 2014;

(b)         Decreased to $1,593,329.19 on May 1, 2015; and

(c)          Decreased to $1,274,663.36 on May 1, 2016.

10.                               Parking. As of the 18,655 Premises Delivery Date, Section 33. PARKING of the Original Lease shall be deleted in its entirety and replaced with the following:

33. PARKING.  Pursuant to all covenants, conditions and agreements of this Lease, Landlord hereby authorizes for use by Tenant, at no additional charge to Tenant, up to 2.8 non-reserved, first-come, first-served parking spaces per 1,000 rentable square feet of the Premises leased hereunder, which is currently three hundred one (301) non-reserved, first-come, first-served parking spaces (such parking spaces to be allocated as follows:  2.4 non-reserved, first-come, first-served “surface” parking spaces per 1,000 rentable square feet of the Premises leased hereunder (currently two hundred fifty-eight (258) surface parking spaces), and 0.4 non-reserved, first-come, first-served “garage” parking spaces per 1,000 rentable square feet of the Premises leased hereunder (currently forty-three (43) garage parking spaces).  Landlord reserves the right to rearrange the configuration of any parking spaces, assign particular spaces to other tenants of the Building, and otherwise change or alter the “surface” or “garage” parking in any manner whatsoever, so long as Tenant is not deprived of the use of the number of parking spaces in the allocated ratios set forth above.  Landlord does not assume any responsibility for, and shall not be liable for, any damage, loss or theft (of any nature whatsoever) to or of any automobiles or other vehicles, or any contents or other Personal Property located therein, while in or about the surface parking lot or structured parking garage.

11.                               Subordination, Non-Disturbance and Attornment Agreement.

11.1                        In connection with this Amendment, Landlord and Tenant shall sign a Subordination Agreement, Acknowledgement of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement in the form attached hereto as Exhibit “B”.  Landlord will obtain Lender’s signature to the same within thirty (30) days following the Effective Date.

11.2                        Exhibit “H” attach to the Original Lease shall be deleted in its entirety and replaced with Exhibit “B” attached hereto to this Amendment.

12.                               Confirmation of Right of First Offer. For purposes of confirmation herein, Landlord and Tenant hereby acknowledge and confirm that Section 35. RIGHT OF FIRST OFFER as set forth in the Original Lease is hereby in full force and effect.

13.                               Confirmation of Extension Option. For purposes of confirmation herein, Landlord and Tenant hereby acknowledge and confirm that Section 36. EXTENSION OPTION as set forth in the Original Lease is hereby in full force and effect.

14.                               Brokers.  Landlord and Tenant represent and warrant to the other that except for: Richards Barry Joyce and Partners, representing Landlord exclusively (the “Landlord’s Broker”) and T3 Realty, representing Tenant exclusively (the “Tenant’s Broker”), they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Amendment, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Section 14. Landlord will pay any commission due to Landlord’s Broker and Tenant’s Broker pursuant to its separate agreement between Landlord and Landlord’s Broker.

15.                               Ratification of Lease.  Except as modified by this Amendment, all other terms and conditions of the Lease remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

LANDLORD:

INTERCONTINENTAL FUND 830 WINTER STREET, LLC

a Massachusetts limited liability company

By:	INTERCONTINENTAL REAL ESTATE INVESTMENT FUND III, LLC
a Massachusetts limited liability company, its Manager

By:	INTERCONTINENTAL REAL ESTATE CORPORATION
a Massachusetts corporation, its Manager

By:	/s/ Peter Palandjian
Name:	Peter Palandjian
Title:	President & Treasurer

TENANT:

IMMUNOGEN, INC.

By:	/s/ Craig Barrows
Print Name:	Craig Barrows
Title:	VP, GC

EXHIBIT “A”

18,655 PREMISES COMMENCEMENT DATE CERTIFICATE

RE:                           First Amendment to Lease dated                              (the “Amendment”) by and between INTERCONTINENTAL FUND III 830 WINTER STREET, LLC, a Massachusetts limited liability company (the “Landlord”), and IMMUNOGEN, INC., a Massachusetts corporation (the “Tenant”).

Dear Tenant:

This document shall constitute the 18,655 Premises Commencement Date Certificate referenced in Section 3.4 of the above referenced Amendment. Unless otherwise defined herein, all capitalized terms shall have the same meaning assigned to them in the Amendment.

1.                                                              The 18,655 Premises Delivery Date shall be deemed to be                   .

2.                                      The 18,655 Premises Lease Term shall be                            through March 31, 2020.

3.                                      Fixed Rent with respect to the 18,655 Premises Commencement Date shall be paid in accordance with the following schedule:

	Monthly Fixed Rent		Annual Fixed Rent		Fixed Rent per Square Foot of Premises
18,655 Premises Delivery Date — Month 12*	$55,965.00	*	$671,580.00	*	$36.00	*
Month 13 — Month 24	$55,965.00		$671,580.00		$36.00
Month 25 — Month 36	$57,519.58		$690,235.00		$37.00
Month 37 — Month 48	$57,519.58		$690,235.00		$37.00
Month 49 — Month 60	$59,074.17		$708,890.00		$38.00
Month 61 — March 31, 2020	$59,074.17		$708,890.00		$38.00

*Note:  Notwithstanding the schedule set forth above, Tenant shall not be obligated to pay Fixed Rent (or any additional rent) with respect to the 18,655 Premises for the period which is one hundred eighty (180) days following the 18,655 Premises Delivery Date. For purposes of confirmation herein, Tenant shall commence paying Fixed Rent with respect to the 18,655 on the one hundred eighty-first (181st) day following the 18,655 Premises Delivery Date.

IN WITNESS WHEREOF, the parties hereto have executed this 18,655 Premises Commencement Date Certificate as of this         day of                             2013.

LANDLORD:

INTERCONTINENTAL FUND 830 WINTER STREET, LLC

a Massachusetts limited liability company

By:	INTERCONTINENTAL REAL ESTATE INVESTMENT FUND III, LLC
a Massachusetts limited liability company, its Manager

By:	INTERCONTINENTAL REAL ESTATE CORPORATION
a Massachusetts corporation, its Manager

By:
Name:	Peter Palandjian
Title:	President & Treasurer

TENANT:

IMMUNOGEN, INC.

By:
Print Name:
Title:

EXHIBIT “B”

SUBORDINATION AGREEMENT, ACKNOWLEDGEMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

ATTACHED HERETO

EXHIBIT “C”

ADDITIONAL CONSTRUCTION ALLOWANCE

1.                                      As an inducement to Tenant’s entering into this Amendment, Landlord shall provide to Tenant a tenant improvement allowance of up to $40.00 per rentable square foot of the 18,655 Premises (totaling $746,200.00 based on 18,655 rentable square feet) (the “Additional Construction Allowance”) to be used by Tenant to pay for the cost to make certain improvements in the 18,655 Premises (“18,655 Premises Work”). Landlord and Tenant specifically agree that Tenant may only apply the Additional Construction Allowance toward “hard costs” and Tenant shall not be permitted to apply the Additional Construction Allowance towards “soft costs” which include, but shall not be limited to, architect’s and engineer’s fees, or furniture, fixtures and equipment expenses.

2.                                      Prior to the commencement of the 18,655 Premises Work, Tenant shall be required to submit for Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed: (a) all plans and specifications relating to the 18,655 Premises; and (b) the list of all contractors and architects who will be performing or working in connection with the 18,655 Premises Work.

3.                                      Landlord shall pay Landlord’s Proportion (as hereinafter defined) of the cost shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof until the entirety of the Additional Construction Allowance has been exhausted.  If requested by Tenant, Landlord shall pay Landlord’s Proportion directly to Tenant’s contractors, vendors, service providers and consultants; provided, however, such arrangement is acceptable to Landlord’s mortgagee (if any).  For purposes of the 18,655 Premises Work, “Landlord’s Proportion” shall be a fraction, the numerator of which is the Additional Construction Allowance, and the denominator of which is the total contract price for the 18,655 Premises Work. A “requisition” shall mean written documentation, including, without limitation, (i) invoices from Tenant’s contractors, vendors, service providers and consultants, and such other documentation as Landlord may reasonably request, showing in reasonable detail the cost of the items in question or improvements installed to date in the 18,655 Premises, accompanied by certifications from Tenant that the amount of the requisition in question is true and correct and does not exceed the cost of the items or improvements covered by such requisition; and (ii) evidence that all of the 18,655 Premises Work and other work done by or on behalf of Tenant which could give rise to any mechanic’s or materialman’s liens has been paid for in full and that any and all liens therefor that have been or may be filed have been satisfied of record or waived (“Lien Waivers”) with respect to the prior month’s requisition.  Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof.

4.                                      Notwithstanding anything to the contrary contained herein:

(a)                                 Tenant shall not submit requisitions, nor shall Landlord have any obligation to advance funds on account of the Additional Construction Allowance, more often than once per month.

(b)                                 If Tenant fails to pay the amounts paid by Landlord to Tenant in the prior month’s requisition to Tenant’s contractors, vendors, service providers and consultants, Landlord shall thereafter have the right to have the Additional Construction Allowance paid directly to Tenant’s contractors, vendors, service providers and consultants.

(c)                                  Landlord shall have no obligation to pay any portion of the Construction Allowance with respect to any requisition submitted after the date which is three (360) days following the 18,655 Premises Delivery Date (the “Outside Requisition Date”); provided, however, that if Tenant certifies to Landlord that it is engaged in a good faith dispute with a contractor, vendor, service provider or consultant, such Outside Requisition Date shall be extended while such dispute is ongoing, so long as Tenant is diligently pursuing the resolution of such dispute.  Tenant shall not be entitled to receive any portion of the Additional Construction Allowance except to the extent that it has submitted requisitions, and/or made demand therefor, on or before the Outside Requisition Date.

(d)                                 In addition to all other requirements hereof, Landlord’s obligation to pay the final requisition of the Additional Construction Allowance shall be subject to simultaneous delivery of all Lien Waivers in connection with the 18,655 Premises Work.

EXHBIT “D”

THE DECOMISSION WORK

ATTACHED HERETO